AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 2000
                                                      REGISTRATION NO. _________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ___________________


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ___________________


                             NETCO INVESTMENTS INC.
              (EXACT NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

         WASHINGTON                     5499                   91-2031335
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     INDUSTRIAL CODE)      IDENTIFICATION NUMBER)


                           #1502 - 1166 ALBERNI STREET
                   VANCOUVER, BRITISH COLUMBIA V6E 3Z3, CANADA
                                 (604) 689-3141
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                               ___________________


            AGENT FOR SERVICE:                             WITH A COPY TO:
       MICHAEL JACKSON, PRESIDENT                        JAMES L. VANDEBERG
         NETCO INVESTMENTS INC.                      OGDEN MURPHY WALLACE, PLLC
       #1502 - 1166 ALBERNI STREET                 1601 FIFTH AVENUE, SUITE 2100
VANCOUVER, BRITISH COLUMBIA V6E 3Z3, CANADA          SEATTLE, WASHINGTON 98101
            (604) 689-3141                               (206) 447-7000
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering. [   ]

     If  delivery of the prospectus is expected to be made pursuant to Rule 434,
check  the  following  box. [   ]

                         CALCULATION OF REGISTRATION FEE
=============================================================================================
                              PROPOSED      PROPOSED
                               AMOUNT        MAXIMUM          MAXIMUM
TITLE OF EACH CLASS OF         TO BE     OFFERING PRICE      AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED  REGISTERED     PER UNIT      OFFERING PRICE   REGISTRATION FEE
---------------------------------------------------------------------------------------------
Class A Common Stock  . . .   4,250,000  $           .01  $     42,500.00  $           11.22
=============================================================================================

=============================================================================================

     THE REGISTRATION HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION-[ENTER DATE, 2000]

PROSPECTUS

                                       , 2000



                             NETCO INVESTMENTS INC.

                           #1502 - 1166 ALBERNI STREET
                   VANCOUVER, BRITISH COLUMBIA V6E 3Z3, CANADA
                                 (604) 689-3141





                        4,250,000 SHARES OF COMMON STOCK




     This is the initial public offering of common stock of Netco Investments Inc., and no public market currently exists for shares of Netco Investments' common stock. The initial public offering price is $0.01 per share of common stock which was arbitrarily determined. The offering is on a best efforts-no minimum basis. There is no minimum purchase requirement and no arrangement to place funds in an escrow, trust, or similar account. The latest date on which this offering will close will be 30 days after the date of this prospectus.


                               ______________


                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 2.


                               ______________


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE  WILL  AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION
IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 TABLE  OF  CONTENTS

                                                                         PAGE
                                                                         ----

                                  PART I-PROSPECTUS

PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . .     1

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

DETERMINATION OF OFFERING PRICE  .. . . . . . . . . . . . . . . . . . .     3

SELLING SECURITY HOLDERS  . . . . . . . . . . . . . . . . . . . . . . .     3

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . .     3

LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS  . . . . .     4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  . . . .     4

DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . .     5

INTEREST OF NAMED EXPERTS AND COUNSEL . . . . . . . . . . . . . . . . .     5

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
     LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .     5

DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . .     6

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION . . . . . . .    14

DESCRIPTION OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . .    16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS  . . . . . . . . . . . .    16

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS  . . . . . . .    16

EXECUTIVE COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . .    16

FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . .  F-1

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
     FINANCIAL DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . .  F-7

                               PROSPECTUS SUMMARY

NETCO  INVESTMENTS

     Netco Investments Inc. is a corporation formed under the laws of the State of Washington, whose principal executive offices are located in Vancouver, British Columbia, Canada.

     The primary objective of the business is designed to market high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients in Massachusetts.


NAME,  ADDRESS,  AND  TELEPHONE  NUMBER  OF  REGISTRANT

     Netco  Investments  Inc.
     #1502  -  1166  Alberni  Street
     Vancouver,  British  Columbia  V6E  3Z3,  CANADA
     (604)  689-3141

THE OFFERING
     Price per share Offered. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $0.01
     Common Stock Offered by Netco Investments. . . . . . . . . . . . . . . . . . . . . .    4,250,000 shares
     Common Stock Outstanding Prior to Offering . . . . . . . . . . . . . . . . . . . . .    4,300,000 shares
     Common Stock Outstanding After Offering Assuming 50% of the Offering is Sold . . . .    6,425,000 shares
     Common Stock Outstanding After Offering Assuming 100% of the Offering is Sold. . . .    8,550,000 shares

     Netco Investments expects to use the net proceeds for organizational purposes and to determine the feasibility of selling Vitamineralherb products to specific markets.

                                  RISK FACTORS

  Netco Investments Has Incurred Losses Since Its Inception March 15, 2000 and Expects Losses to Continue For the Foreseeable Future

     Netco Investments is in the extreme early stages of development and could fail before implementing its business plan. It is a "start up" venture that will incur net losses for the foreseeable future. Netco Investments has only recently acquired its principal asset. Netco Investments will incur additional expenses before becoming profitable, if it ever becomes profitable. It is a relatively young company that has no history of earnings or profit. There is no assurance that it will operate profitably in the future or provide a return on investment in the future.

  Changes or Interruptions to Netco Investments' Arrangements with Its Supplier May Have an Adverse Effect on Its Ability to Operate

     If Netco Investments' licensor defaults under its agreement with its supplier, Netco Investments could lose access to its manufacturing source, and Netco Investments' distribution rights would become meaningless. Similarly, any dispute between the supplier and licensor could prevent Netco Investments from selling or delivering product to its customers. Any termination or impairment of Netco Investments' license rights and access to products could prevent Netco Investments from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

  If the Vitamineralherb Business Plan Does Not Prove To Be Feasible, Netco Investments May Be Considered a Blank Check Company Which Would Restrict
  Resales  of  Its  Stock

     If the Vitamineralherb business plan does not prove to be economically feasible, and Netco Investments does not otherwise have a specific business plan or purpose, Netco Investments would be considered a "blank check company", which could limit an investor's ability to sell its stock, thereby decreasing the value of the stock. A "blank check company" is subject to Rule 419 of the Securities Act. Pursuant to Rule 419, all funds raised by and securities issued in connection with a public offering by a blank check company must be held in escrow, and any such securities may not be transferred. Many states have also enacted statutes, rules and regulations limiting the sale of securities of blank check companies within their respective jurisdictions. As a result, Netco Investments would have great difficulty raising additional capital. In addition, there would be a limited public market, if any, for resale of the shares of Netco Investments common stock issued in this offering.

  Netco Investments May Need Additional Financing Which May Not Be Available, or Which May Dilute the Ownership Interests of Investors

     Netco Investments' ultimate success will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. Netco Investments has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to Netco Investments. If not available, Netco Investments' operations would be severely limited, and it would be unable to implement its business plan.

  Purchasers Must Rely on Mr. Jackson's Abilities For All Decisions As He Will Control the Majority of the Stock After the Offering. Netco Investments Has No Employment Agreement With Mr. Jackson and He Spends Only Part-time On Its
  Business. His Leaving May  Adversely  Effect  Netco  Investments'  Ability  To
  Operate

     Mr. Jackson is serving as Netco Investments' sole officer and director. Netco Investments will be heavily dependent upon Mr. Jackson's entrepreneurial skills and experience to implement its business plan and may, from time to time, find that his inability to devote full time and attention to its affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. Moreover, Netco Investments does not have an employment agreement with Mr. Jackson and as a result, there is no assurance that he will continue to manage its affairs in the future. Nor has Netco Investments obtained a key man life insurance policy on Mr. Jackson. Netco Investments could lose the services of Mr. Jackson, or Mr. Jackson could decide to join a competitor or otherwise compete directly or indirectly with entleyCapitalCorp, which would have a significant adverse effect on its business and could cause the price of its stock to be worthless. The services of Mr. Jackson would be difficult to replace.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some  of  the  statements  under  "Prospectus  Summary",  "Risk  Factors",
"Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause Netco Investments' actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although Netco Investments believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements.


                                 USE OF PROCEEDS

     The net proceeds to Netco Investments from the sale of the 4,250,000 shares of common stock offered by Netco Investments hereby at an assumed initial public offering price of $.01 per share are estimated to be $42,500. Netco Investments expects to use the net proceeds as follows:

                                                 ASSUMING SALE OF      ASSUMING SALE OF
                                                 ----------------      ----------------
                                                50% OF STOCK BEING   100% OF STOCK BEING
                                                ------------------   -------------------
      PURPOSE                                         OFFERED              OFFERED
      -------                                        --------              -------
     Organizational Purposes . . . . . . . . .  $             1,000  $              1,000
     Feasibility of License/Market Research. .  $            13,500  $             13,500
     Operational Expenses. . . . . . . . . . .  $             6,750  $             28,000

     Netco Investments continually evaluates other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. Netco Investments may use a portion of the proceeds for these purposes. Netco Investments is not currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions.

     Netco Investments has not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, Netco Investments' management will have significant flexibility in applying the net proceeds of the offering.

                         DETERMINATION OF OFFERING PRICE

     Netco Investments arbitrarily determined the price of the Units in this Offering. The offering price is not an indication of and is not based upon the actual value of Netco Investments. It bears no relationship to the book value, assets or earnings of Netco Investments or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.


                            SELLING SECURITY HOLDERS

     There  are  no  selling  security  holders.

                              PLAN OF DISTRIBUTION

     Netco Investments will offer and sell its common stock through its sole officer and director, Michael Jackson, pursuant to and in compliance with Rule 3a4-1 of the Exchange Act. There are currently no plans at present to conduct any general solicitation in conjunction with this offering (other than the filing of this registration statement). However, if Mr. Jackson is unable to sell all of the shares in this offering to purchasers with whom he has a pre-existing relationship in jurisdictions where those sales may be permitted, he may engage in a general solicitation under Rule 135 of the Securities Act of 1933. All sales will be made in compliance with the securities laws of local jurisdictions. Mr. Jackson intends to offer Netco Investments' stock to potential buyers who qualify under the relevant exemptions provided by British Columbia law, primarily the "sophisticated purchaser" exemptions under Revised Statutes of British Columbia Section 128.

                                LEGAL PROCEEDINGS

     Netco Investments is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against Netco Investments or its property contemplated by any governmental authority.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following table sets forth the name, age and position of each director and executive officer of Netco Investments:

     NAME                AGE                  POSITION
     ----                ---                  --------
     Michael Jackson......59           President, Secretary, Treasurer, Director

     In March, 2000, Mr. Jackson was elected as the sole officer and director of Netco Investments, of which he is the sole stockholder. He will serve until the first annual meeting of Netco Investments' shareholders and his successors are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.

     Mr. Jackson practiced law from 1966 through 1978. Mr. Jackson has been a real estate land developer and investment banker since 1978. Mr. Jackson is currently president of Hillcon Developments Ltd. Mr. Jackson's duties with Hillcon Developments include locating properties, preparing pro forma statements, raising capital, marketing, and dealing with Canadian governmental agencies, architects, and engineers. In his capacity as president for Hillcon Developments, he has been responsible for raising $50 million for 22 projects with a market value in excess of $150 million. He also acts as corporate counsel for Hillcon, and prepares all legal documents and negotiates all contracts. Previously, Mr. Jackson was with Geneva Capital Corporation, where his functions included taking companies public on the Vancouver Stock Exchange, the Toronto Stock Exchange, and NASDAQ. He acted as counsel for the company and prepared all offering memoranda, and other legal documents. He also raised capital for the company and negotiated all contracts. Mr. Jackson was previously a director of Waterloo Resources Inc., Lucky Mines Inc., and Burcon Developments Inc. which were all public companies listed on the Vancouver Stock Exchange.

     There are no plans, arrangements, or understandings pending for Netco Investments to acquire any or to be acquired by any company. Netco Investments has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 1, 2000, Netco Investments' outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Netco Investments to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown.

                                                          SHARES    PERCENTAGE OF
     NAME                                                  OWNED     SHARES OWNED
    -----                                                  -----     ------------
     Michael Jackson . . . . . . . . . . . . . . . . . . 4,300,000            100%
          President, Secretary, Treasurer, and Director
          #1502 - 1166 Alberni Street
          Vancouver, BC Canada V6E 3Z3
    All Executive Officers and Directors as a Group
          (1 Individual) . . . . . . . . . . . . . . . . 4,300,000            100%

                            DESCRIPTION OF SECURITIES

     The following description of Netco Investments' capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by Netco Investments' articles of incorporation and bylaws, and by the applicable provisions of Washington law.

     The authorized capital stock of Netco Investments consists of 120,000,000 shares: 100,000,000 shares of Common Stock having a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.0001 per share. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Netco Investments' common stock.

     The holders of shares of common stock of Netco Investments do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Netco Investments' directors.

     The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of Netco Investments, holders are entitled to receive, ratably, the net assets of Netco Investments available to shareholders after payment of all creditors.

     All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Netco Investments' common stock are issued, the relative interests of existing shareholders may be diluted.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Neither Elliott Tulk Pryce Anderson nor Ogden Murphy Wallace, PLLC was employed on a contingent basis in connection with the registration or offering of Netco Investments' common stock.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Netco Investments' articles of incorporation provide that it will indemnify its officers and directors to the full extent permitted by Washington state law. Netco Investments' bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Netco Investments or is or was serving at the request of Netco Investments as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Netco Investments pursuant to the forgoing provisions or otherwise, Netco Investments has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

  General

     Netco Investments was incorporated under the laws of the State of Washington on March 15, 2000, and is in its early developmental and promotional stages. To date, Netco Investments' only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. Netco Investments has not commenced commercial operations. Netco Investments has no full time employees and owns no real estate.


  Acquisition  of  The  License

     On March 15, 2000, Netco Investments' sole shareholder, Michael Jackson, in return for 3,500,000 shares of Netco Investments' common stock, transferred to Netco Investments his rights under that certain License Agreement with Vitamineralherb. The License Agreement grants an exclusive right to distribute Vitamineralherb products to health and fitness professionals in Massachusetts via the Internet. Mr. Jackson acquired the license under the terms of a settlement agreement by and between Mr. Jackson, Texmont, Inc., a company in which he is the sole shareholder, officer and director, and Mortenson & Associates, an affiliate of Vitamineralherb. Mortenson & Associates had granted Texmont a license to distribute and produce an oxygen enriched water product, called "Biocatalyst," for fish farming and aquarium use. Mortenson & Associates acquired its right to sublicense Biocatalyst to Texmont from NW Technologies Inc. As a result of a legal dispute between Mortenson & Associates' principal and NW Technologies, Mortenson & Associates was unable to fulfill its obligations to Texmont under the license. Under the terms of the settlement agreement, Vitamineralherb, an affiliate of Mortenson & Associates, granted to Jackson the license to distribute Vitamineralherb products in part for his agreement not to pursue his individual claims against Mortenson & Associates.


     The  License

     Netco Investments has a three year license to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients. Netco Investments' territory is the state of Massachusetts. The license will be automatically renewed unless Netco Investments or Vitamineralherb gives the other notice of its intent not to renew.

     Vitamineralherb has agreed to provide certain business administrative services to Netco Investments, including product development, store inventory, website creation and maintenance, establishment of banking liaisons, and development and maintenance of an order fulfillment system, thereby enabling Netco Investments to focus strictly on marketing and sales. Some services, such as development of the website and the order fulfillment system, will be provided by Vitamineralherb, while others, such as product development and store inventory, will be provided by the product supplier. Vitamineralherb sets the price for products based on the manufacturer's price, plus a mark up which Vitamineralherb and Netco Investments share equally.

     Netco Investments and its customers will also be able to request quotes for and order custom-formulated and custom-labeled products via the website. Three different labeling options are available to customers: First, products may be ordered with the manufacturer's standard label with no customization. Second, the fitness or health professional may customize the labels by adding its name, address, and phone number to the standard label. In most cases, these labels would be a standardized label with product information and a place on the label for the wording "Distributed by." This gives these health and fitness professionals a competitive edge. Third, labels may be completely customized for the health or fitness professional.

     When a fitness or health professional becomes a client, Netco Investments' salesperson will show the client how to access the Vitamineralherb website. The client is assigned an identification number that identifies it by territory, salesperson, and business name, address, and other pertinent information. The health or fitness professional may then order the products it desires directly through the Vitamineralherb website. It is anticipated that the customer will pay for the purchase with a credit card, electronic check ("e-check"), or debit card. All products will be shipped by the manufacturer directly to the professional or its clients.

     The website will be maintained by Vitamineralherb, and each licensee will pay an annual website maintenance fee of $500. All financial transactions will be handled by Vitamineralherb's Internet clearing bank. The Vitamineralherb webmaster will download e-mail orders several times a day, check with clearing bank for payment and then submit the product order and electronic payment to the supplier. Vitamineralherb will then forward the money due Netco Investments via electronic funds transfer. Vitamineralherb's software will track all sales through the customer's identification number, and at month end, e-mail to Netco Investments and customer a detailed report including sales commissions. Vitamineralherb has indicated that it will use e-commerce advertising such as banner ads on major servers and websites, as well as trying to insure that all major search engines pick Vitamineralherb first. Sales originating from the website to customers located in Massachusetts will automatically be assigned to Netco Investments.

     Vitamineralherb's website is currently operational, but is not yet complete. Vitamineralherb is finalizing the product list and the automated ordering function (manual ordering via email is currently available). Vitamineralherb has established a banking liaison, and is in the process of setting up the internet processing facility through that bank. These items should be complete by August 1, 2000.


  Background  on  the  Manufacturer  and  Distributor

     Vitamineralherb entered into a Manufacturing Agreement, dated June 9, 2000, with Ives Formulation Co., of San Diego, California. Ives Formulation is a wholly-owned subsidiary of Ives Health Company, Inc., a public company traded on the Bulletin Board under the symbol "IVEH". Ives Formulation has been a contract manufacturer of vitamin, mineral, nutritional supplement, and alternative health products for various marketing organizations. In addition to a line of standard products, Ives Formulation is able to manufacture custom blended products for customers, and to supply privately labeled products for Netco Investments' customers at a minimal added cost. Vitamineralherb has just begun developing its vitamin marketing and distributorship business.


  Implementation  of  Business  Plan:  Milestones

     Netco Investments' business plan is to determine the feasibility of selling Vitamineralherb products to targeted markets. Should Netco Investments determine that its business plan is feasible, it intends to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients via the Internet. Netco Investments will achieve implementation of its business plan by meeting the following milestones:


     - MILESTONE 1-MARKET SURVEY. In order to determine the feasibility of its business plan, Netco Investments must conduct research into the various potential target markets. The market analysis research will likely consist of a telephone survey to 100-200 potential clients, focusing on three or four of the core target markets, such as chiropractors, health clubs, and alternative medicine practitioners. The survey would likely contain questions which would determine the marketing approach and acceptability of specific products. The survey would take approximately four to six weeks. The cost of the survey is estimated to range from $10,000-$13,500, which would be paid for in part out of the proceeds of this offering.

     - MILESTONE 2:-HIRE SALESPEOPLE. Should Netco Investments determine that the exploitation of the license is feasible, it will then have to engage salespeople to market the products. Netco Investments expects that it may hire two salespeople during its first year of operation. The hiring process would include running advertisements in the local newspaper and conducting interviews. It is anticipated that hiring the salespeople may take four to eight weeks. The cost of hiring the salespeople, not including compensation, is estimated at $20,000.

     - MILESTONE 3: ESTABLISH AN OFFICE. Netco Investments would then have to establish an office or offices for the sales force in the appropriate market or markets. This would include an office, equipment such as computers and telephones, and sample inventory for the salespeople. It is anticipated that it may take eight to twelve weeks to locate acceptable office space and select and purchase equipment. The expense of office rental, equipment and inventory samples is estimated to be $45,000 per year.

     - MILESTONE 4: DEVELOPMENT OF ADVERTISING CAMPAIGN. The next step would be to develop an advertising campaign, including establishing a list of prospects based on potential clients identified in the market survey, and designing and printing sales materials. It is anticipated that it would take approximately six to ten weeks to develop the advertising campaign, although, depending on the availability of resources, Netco Investments will attempt to develop its advertising campaign concurrently with establishing an office. The cost of developing the campaign is estimated at approximately $12,000 per year.

     - MILESTONE 5: IMPLEMENTATION OF ADVERTISING CAMPAIGN/SALES CALLS. Implementation of the advertising campaign would begin with mailing the sales materials to the identified list of prospects. Approximately two to four weeks thereafter, the salespeople would begin telephone follow ups and scheduling of sales calls. Although it will be necessary to make sales calls throughout the life of the company, it is estimated that the first round of sales calls will take approximately eight to twelve weeks to complete. The cost of salary and expenses for two salespeople is estimated at $248,000 per year.

     - MILESTONE 6: ACHIEVE REVENUES. It is difficult to quantify how long it will take to convert a sales call into actual sales and revenues. Netco Investments will not begin receiving orders until its sales force is able to convince potential clients to begin offering such products to their customers, or to convert from an existing supplier. Netco Investments hopes that clients would begin placing orders within weeks of a sales call, but it may take several months before people begin to purchase products. Moreover, customers may not be willing to pay for products at the time they order, and may insist on buying on account, which would delay receipt of revenues another month or two. Assuming Netco Investments has received all necessary approvals to begin raising funds by November 1, 2000, and assuming an offering period of approximately one month, in a best case scenario Netco Investments may receive its first revenues as early as May 1, 2001. However, a more realistic estimate of first revenues would be December 1, 2001 or later.

     As discussed more fully in the Management's Discussion and Analysis-Liquidity and Capital Resources section, the expenses of implementing Netco Investments' business plan will likely exceed the funds raised by this offering, and Netco Investments will have to obtain additional financing through an offering or through capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Netco Investments or at all.


  Industry  Background

     Growth of the Internet and electronic commerce. The Internet has become an increasingly significant medium for communication, information and commerce. According to NUA Internet Surveys, as of February 2000, there were approximately
275.5 million Internet users worldwide. At the IDC Internet Executive Forum held on September 28-29, 1999, IDC stated that in 1999 US $109 billion in purchases were impacted by the Internet. IDC's vice president, Sean Kaldor, indicated that figure is expected to increase more than ten-fold over the next five years to US $1.3 trillion in 2003, with $842 million completed directly over the Web. Netco Investments believes that this dramatic growth presents significant opportunities for online retailers.

     The vitamin, supplement, mineral and alternative health product market. In recent years, a growing awareness of vitamins, herbs, and other dietary supplements by the general public has created a whole new segment in the field of medicine and health care products. According to Jupiter Communications, online sales of such products are expected to be US $434 million in the year 2003, up from $1 million in 1998. Netco Investments believes that several factors are driving this growth, including a rapidly growing segment of the population that is concerned with aging and disease, a growing interest in preventative health care, favorable consumer attitudes toward alternative health products and a favorable regulatory statute, the Dietary Supplement Health and Education Act of 1994.


  Competition

     The electronic commerce industry is new, rapidly evolving and intensely competitive, and Netco Investments expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin, supplement, mineral and alternative health product market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.


     Netco Investments' competitors can be divided into several groups including:



     - traditional vitamins, supplements, minerals and alternative health products retailers;

     -    the  online  retail  initiatives  of  several  traditional   vitamins,
          supplements, minerals and alternative health products retailers;

     - online retailers of pharmaceutical and other health-related products that also carry vitamins, supplements, minerals and alternative health products;

     - independent online retailers specializing in vitamins, supplements, minerals and alternative health products;

     - mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and

     - direct sales organizations, retail drugstore chains, health food store merchants, mass market retail chains and various manufacturers of alternative health products.

     Many of Netco Investments' potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than Netco Investments has. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than Netco Investments does. Increased competition may result in reduced operating margins and loss of market share.

     Netco Investments believes that the principal competitive factors in its Market are:


     -     ability  to  attract  and  retain  customers;

     -     breadth  of  product  selection;

     -     product  pricing;

     -     ability  to  customize  products  and  labeling;

     -     quality  and  responsiveness  of  customer  service.



     Netco Investments believes that it can compete favorably on these factors. However, Netco Investments will have no control over how successful its competitors are in addressing these factors. In addition, with little difficulty, Netco Investments' online competitors can duplicate many of the products or services offered on the Vitamineralherb site.

     Netco  Investments  believes  that  traditional  retailers   of   vitamins,
supplements, minerals and other alternative health products face several challenges in succeeding:

     - Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also unable to provide consumers with product advice tailored to their particular situation.

     - Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.

     - Lack of Customer Loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attractive to the name brands, but find the products too expensive. It is understood that these are quality products and have value, but the multilevel structure of marketing often employed by large retailers mandate high prices.


     As a result of the foregoing limitations, Netco Investments believes there is significant unmet demand for an alternative shopping channel that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience.

     Netco Investments hopes to attract and retain consumers through the following key attributes of its business:

     -    Broad  Expandable  Product  Assortment.   Netco  Investments'  product
          selection is substantially larger than that offered by store-based retailers.

     - Low Product Prices. Product prices can be kept low due to volume purchases through Netco Investments' affiliation with Vitamineralherb and other licensees. Product prices will also be lower due to Netco Investments' lack of need of inventory and warehouse space. All products are shipped from International Formulation and Manufacturing's inventory.

     - Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.

     - Access to Personalized Programs. Health or fitness professional can tailor vitamin and dietary supplement regimes to their clients.


  Regulatory  Environment

     The manufacturing, processing, formulating, packaging, labeling and advertising of the products Netco Investments sells in Canada are or may be subject to regulation by Health Canada which administers the Food and Drugs Act along with relevant regulation thereto. Regulated products include herbal remedies, natural health remedies, functional foods and nutraceuticals.

Health Canada regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the-counter or homeopathic drugs. Under the Food and Drugs Act, a variety of enforcement actions are available to Health Canada against marketers of unapproved drugs or "adulterated" or "misbranded" products. The remedies available to Health Canada include: criminal prosecution; an injunction to stop the sale of a company's products; seizure of products; adverse publicity; and "voluntary" recalls and labeling changes.

     The Consumer Packaging and Labeling Act, as administered by Industry Canada, requires that certain information labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling.

     The manufacturing, processing, formulating, packaging, labeling and advertising of the products Netco Investments sells may also be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities also may be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

     The Food and Drug Administration, in particular, regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the- counter or homeopathic drugs. Under the Federal Food, Drug, and Cosmetic Act, the Food and Drug Administration may undertake enforcement actions against companies marketing unapproved drugs, or "adulterated" or "misbranded" products. The remedies available to the Food and Drug Administration include: criminal prosecution; an injunction to stop the sale of a company's products; seizure of products; adverse publicity; and "voluntary" recalls and labeling changes.

     Food and Drug Administration regulations require that certain informational labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. Specifically, the Food, Drug, and Cosmetic Act requires that food, including dietary supplements, drugs and cosmetics, not be "misbranded." A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling. The Food and Drug Administration has indicated that promotional statements made about dietary supplements on a company's website may constitute "labeling" for purposes of compliance with the provisions of the Food, Drug, and Cosmetic Act. A manufacturer or distributor of dietary supplements must notify the Food and Drug Administration when it markets a product with labeling claims that the product has an effect on the structure or function of the body. Noncompliance with the Food, Drug, and Cosmetic Act, and recently enacted amendments to that Act discussed below, could result in enforcement action by the Food and Drug Administration.

     The Food, Drug, and Cosmetic Act has been amended several times with respect to dietary supplements, most recently by the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994. The Dietary Supplement Health and Education Act created a new statutory framework governing the definition, regulation and labeling of dietary supplements. With respect to definition, the Dietary Supplement Health and Education Act created a new class of dietary supplements, consisting of vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients. Generally, under the Dietary Supplement Health and Education Act, dietary ingredients that were on the market before October 15, 1994 may be sold without Food and Drug Administration pre-approval and without notifying the Food and Drug Administration. In contrast, a new dietary ingredient, i.e., one not on the market before October 15, 1994, requires proof that it has been used as an article of food without being chemically altered or evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe. Retailers, in addition to dietary supplement manufacturers, are responsible for ensuring that the products they market for sale comply with these regulations. Noncompliance could result in enforcement action by the Food and Drug Administration, an injunction prohibiting the sale of products deemed to be noncompliant, the seizure of such products and criminal prosecution.

     The Food and Drug Administration has indicated that claims or statements made on a company's website about dietary supplements may constitute "labeling" and thus be subject to regulation by the Food and Drug Administration. With respect to labeling, the Dietary Supplement Health and Education Act amends, for dietary supplements, the Nutrition Labeling and Education Act by providing that "statements of nutritional support," also referred to as "structure/function claims," may be used in dietary supplement labeling without Food and Drug Administration pre-approval, provided certain requirements are met. These statements may describe how particular dietary ingredients affect the structure or function of the body, or the mechanism of action by which a dietary ingredient may affect body structure or function, but may not state a drug claim, i.e., a claim that a dietary supplement will diagnose, mitigate, treat, cure or prevent a disease. A company making a "statement of nutritional support" must possess substantiating evidence for the statement, disclose on the label that the Food and Drug Administration has not reviewed the statement and that the product is not intended for use for a disease and notify the Food and Drug Administration of the statement within 30 days after its initial use. It is possible that the statements presented in connection with product descriptions on Netco Investments' site may be determined by the Food and Drug Administration to be drug claims rather than acceptable statements of nutritional support. In addition, some of Netco Investments' suppliers may incorporate objectionable statements directly in their product names or on their products' labels, or otherwise fail to comply with applicable manufacturing, labeling and registration requirements for over-the-counter or homeopathic drugs or dietary supplements.

As a result, Vitamineralherb may have to remove objectionable statements or products from its site or modify these statements, or product names or labels, in order to comply with Food and Drug Administration regulations. Such changes could interfere with Netco Investments' marketing of products and could cause us to incur significant additional expenses.

     In addition, the Dietary Supplement Health and Education Act allows the dissemination of "third party literature" in connection with the sale of dietary supplements to consumers at retail if the publication meets statutory requirements. Under the Dietary Supplement Health and Education Act, "third party literature" may be distributed if, among other things, it is not false or misleading, no particular manufacturer or brand of dietary supplement is promoted, a balanced view of available scientific information on the subject matter is presented and there is physical separation from dietary supplements in stores. The extent to which this provision may be used by online retailers is not yet clear, and Netco Investments cannot assure you that all pieces of "third party literature" that may be disseminated in connection with the products Netco Investments offers for sale will be determined to be lawful by the Food and Drug Administration. Any such failure could render the involved product an unapproved drug or a "misbranded" product, potentially subjecting us to enforcement action by the Food and Drug Administration, and could require the removal of the noncompliant literature from Vitamineralherb's website or the modification of Netco Investments' selling methods, interfering with Netco
Investments' continued marketing of that product and causing us to incur significant additional expenses. Given the fact that the Dietary Supplement Health and Education Act was enacted only five years ago, the Food and Drug Administration's regulatory policy and enforcement positions on certain aspects of the new law are still evolving. Moreover, ongoing and future litigation between dietary supplement companies and the Food and Drug Administration will likely further refine the legal interpretations of the Dietary Supplement Health and Education Act. As a result, the regulatory status of certain types of dietary supplement products, as well as the nature and extent of permissible claims will remain unclear for the foreseeable future. Two areas in particular that pose potential regulatory risk are the limits on claims implying some benefit or relationship with a disease or related condition and the application of the physical separation requirement for "third party literature" as applied to Internet sales.

     In addition to the regulatory scheme under the Food, Drug and Cosmetic Act, the advertising and promotion of dietary supplements, foods, over-the-counter drugs and cosmetics is subject to scrutiny by the Federal Trade Commission. The Federal Trade Commission Act prohibits "unfair or deceptive" advertising or marketing practices, and the Federal Trade Commission has pursued numerous food and dietary supplement manufacturers and retailers for deceptive advertising or failure to substantiate promotional claims, including, in many instances, claims made via the Internet. The Federal Trade Commission has the power to seek administrative or judicial relief prohibiting a wide variety of claims, to enjoin future advertising, to seek redress or restitution payments and to seek a consent order and seek monetary penalties for the violation of a consent order. In general, existing laws and regulations apply fully to transactions and other activity on the Internet. The Federal Trade Commission is in the process of reviewing its policies regarding the applicability of its rules and its consumer protection guides to the Internet and other electronic media. The Federal Trade Commission has already undertaken a new monitoring and enforcement initiative, "Operation Cure-All," targeting allegedly bogus health claims for products and treatments offered for sale on the Internet. Many states impose their own labeling or safety requirements that differ from or add to existing federal requirements.

     Netco Investments cannot predict the nature of any future Canadian or U.S. laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. Although the regulation of dietary supplements is less restrictive than that of drugs and food additives, Netco Investments cannot assure you that the current statutory scheme and regulations applicable to dietary supplements will remain less restrictive. Further, Netco Investments cannot assure you that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated or enforcement policies are adopted, it is or will be in compliance with these existing or new statutes, regulations or enforcement policies without incurring material expenses or adjusting its business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to Netco Investments' business could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

     Regulation of the Internet. In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet. Additionally, due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security.

The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in Netco Investments' sales.


     A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect Netco Investments' opportunity to derive financial benefit from such activities.


  Employees

     Netco Investments is a development stage company and currently has no employees. Netco Investments is currently managed by Michael Jackson, its sole officer and director. Netco Investments looks to Mr. Jackson for his entrepreneurial skills and talents. For a complete discussion of Mr. Jackson's experience, please see "Directors and Executive Officers." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Netco Investments may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in Netco Investments, which would dilute the ownership interest of holders of existing shares of its common stock.


  Available  Information  and  Reports  to  Securities  Holders

     Netco Investments has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Netco Investments and its common stock, see the registration statement and the exhibits and schedules thereto. Any document Netco Investments files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Netco Investments' filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

     Upon completion of this offering, Netco Investments will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis of Netco Investments' financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus.

     This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for Vitamineralherb products. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Netco Investments' actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Netco Investments described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with Netco Investments' Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

  Results  of  Operations

     During  the  period  from  March 15, 2000 through September 30, 2000, Netco
Investments has engaged in no significant operations other than organizational activities, acquisition of the rights to market Vitamineralherb and write down of same, and preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by Netco Investments during this period.

     For the current fiscal year, Netco Investments anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Netco Investments anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

     Netco Investments' business plan is to determine the feasibility of marketing the Vitamineralherb products in various markets, and, if the products prove to be in demand, begin marketing and selling Vitamineralherb products.

  Liquidity  and  Capital  Resources

     Netco Investments remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, Netco Investments' balance sheet as of September 30, 2000, reflects total assets of nil. Organizational expenses of $8,000 were paid for by the sole shareholder and charged to operations.

Netco Investments' business plan is to determine the feasibility of selling Vitamineralherb products to targeted markets. Should Netco Investments determine that its business plan is feasible, it intends to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients via the Internet.

     In order to determine the feasibility of its business plan, Netco Investments plans, during the next six to twelve months, to conduct research into these various potential target markets. Should Netco Investments determine that the exploitation of the license is feasible, it will engage salespeople to market the products. Based primarily on discussions with the licensor, Netco Investments believes that during its first operational quarter, it will need a capital infusion of approximately $52,500 to achieve a sustainable sales level where ongoing operations can be funded out of revenues. This capital infusion is intended to cover costs of advertising, hiring and paying two salespeople, and administrative expenses. In addition, Netco Investments will need approximately $260,000 in the event it determines that its market will not pay in advance and it will have to extend credit. These expenses will exceed the funds raised by this offering, and Netco Investments will have to obtain additional financing through an offering or capital contributions by current shareholders.

                             DESCRIPTION OF PROPERTY

     Netco Investments currently maintains limited office space, occupied by Michael Jackson, for which it pays no rent. Its address is #1502 - 1166 Alberni Street, Vancouver, British Columbia V6E 3Z3, Canada and its phone number is
(604) 689-3141. Netco Investments does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     No director, executive officer or nominee for election as a director of Netco Investments, and no owner of five percent or more of Netco Investments' outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No established public trading market exists for Netco Investments' securities. Netco Investments has no common equity subject to outstanding purchase options or warrants. Netco Investments has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that Netco Investments has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Netco Investments.

     As of September 1, 2000, there were 4,300,000 shares of common stock outstanding, held by 1 shareholder of record. Upon effectiveness of the registration statement that includes this prospectus, all of Netco Investments' outstanding shares will be eligible for sale.

     To date Netco Investments has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Netco Investments' future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                             EXECUTIVE COMPENSATION

     No officer or director has received any remuneration from Netco Investments. Although there is no current plan in existence, it is possible that Netco Investments will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of Netco Investments' business plan. Netco Investments has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. Netco Investments has no employment contract or compensatory plan or arrangement with any executive officer of Netco Investments. The director currently does not receive any cash compensation from Netco Investments for his service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

Netco Investments Inc.
(A Development Stage Company)


                                                                          Index

Independent Auditor's Report. . . . . . . . . . . . . . . . . . . . . . .  F-1

Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2

Statement of Operations . . . . . . . . . . . . . . . . . . . . . . . . .  F-3

Statement of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . .  F-4

Statement of Stockholders' Equity . . . . . . . . . . . . . . . . . . . .  F-5

Notes to the Financial Statements . . . . . . . . . . . . . . . . . . . .  F-6

                          Independent Auditor's Report
                          ----------------------------


To  the  Board  of  Directors
Netco  Investments  Inc.
(A  Development  Stage  Company)


We have audited the accompanying balance sheet of Netco Investments Inc. (A Development Stage Company) as of September 30, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from March 15, 2000 (Date of Inception) to September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Netco Investments Inc. (A Development Stage Company), as of September 30, 2000, and the results of its operations and its cash flows for the period from March 15, 2000 (Date of Inception) to September 30, 2000, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                 /s/ Elliott Tulk Pryce Anderson


                                                           CHARTERED ACCOUNTANTS
Vancouver,  Canada
October  2,  2000

Netco  Investments  Inc.
(A  Development  Stage  Company)
Balance  Sheet
(expressed  in  U.S.  dollars)

                                                                   September 30,
                                                                      2000
                                                                        $
                                       Assets
License (Notes 3 and 4)                                                       -
                                                                   =============

                        Liabilities and Stockholders' Equity
Liabilities                                                                   -
                                                                   -------------

Stockholders' Equity
Common Stock, 100,000,000 common shares authorized with a par
    value of $.0001; 4,300,000 common shares issued and outstanding         430
Additional Paid in Capital                                               32,320
                                                                   -------------

                                                                         32,750
                                                                   -------------

Preferred Stock, 20,000,000 preferred shares authorized with a
    par value of $.0001; none issued                                          -
                                                                   -------------


Deficit Accumulated During the Development Stage                        (32,750)
                                                                   -------------

                                                                              -
                                                                   -------------

                                                                              -
                                                                   =============


Contingent Liability (Note 1)
Commitment (Note 3)


                                    F-2

             (The  accompanying  notes  are  an  integral
               part  of  the  financial  statements)

Netco Investments Inc.
(A Development Stage Company)
Statement of Operations
(expressed in U.S. dollars)



                                                                From March 15, 2000
                                                                (Date of Inception)
                                                               to September 30, 2000
                                                                         $
Revenue                                                                        -
                                                                   --------------

Expenses
    Legal and organizational                                               8,000
    License written-off                                                   24,750
                                                                   --------------

Net Loss                                                                 (32,750)
                                                                   ==============

Loss per share                                                              (.01)
                                                                   ==============


                                    F-3

             (The  accompanying  notes  are  an  integral
               part  of  the  financial  statements)

Netco Investments Inc.
(A Development Stage Company)
Statement of Cash Flows
(expressed in U.S. dollars)



                                                                  From March 15, 2000
                                                                  (Date of Inception)
                                                                 to September 30, 2000
                                                                           $
Cash Flows to Operating Activities

    Net loss                                                             (32,750)

    Non-cash items

      Legal and organizational expenses                                    8,000
      License written-off                                                 24,750
                                                                   --------------

Net Cash Used by Operating Activities                                          -
                                                                   --------------

Change in cash                                                                 -

Cash - beginning of period                                                     -
                                                                   --------------

Cash - end of period                                                           -
                                                                   ==============

Non-Cash Financing Activities
    A total of 800,000 shares were issued
    to a company controlled by the sole
    director at a fair market value of
    0.01 per share for legal and
    organizational expenses paid                                           8,000

    A total of 3,500,000 shares were issued
    at a fair market value of $0.01 per share
    for the acquisition of a License from a
    company controlled by the sole director (Notes 3 and 4)               35,000
    Less dividend deemed paid (Notes 3 and 4)                            (10,250)
                                                                   --------------

                                                                          32,750
                                                                   ==============

Supplemental Disclosures
  Interest paid                                                                -
  Income tax paid                                                              -


                                    F-4

             (The  accompanying  notes  are  an  integral
               part  of  the  financial  statements)

Netco  Investments  Inc.
(A  Development  Stage  Company)
Statement  of  Stockholders'  Equity
(expressed  in  U.S.  dollars)

                                                                                                              Deficit
                                                                                                            Accumulated
                                                                                     Additional             during  the
                                                               Common Stock           Paid-in               Development
                                                            Shares       Amount       Capital      Total       Stage
                                                              #             $            $           $           $
Balance - March 15, 2000 (Date of Inception)                      -            -            -            -            -
     Stock issued for legal and organizational
         expenses at a fair market value of
         0.01 per share                                     800,000           80        7,920        8,000            -
     Stock issued for the acquisition of a license
         at a fair market value of $0.01 per share        3,500,000          350       34,650       35,000            -
     Dividend deemed paid (Note 4)                                -            -      (10,250)     (10,250)           -
     Net loss for the period                                      -            -            -            -      (32,750)
                                                        -----------  -----------  -----------  -----------  ------------

Balance - September 30, 2000                              4,300,000          430       32,320       43,000      (32,750)
                                                        ===========  ===========  ===========  ===========  ============


                                    F-5

             (The  accompanying  notes  are  an  integral
               part  of  the  financial  statements)

Netco  Investments  Inc.
(A  Development  Stage  Company)
Notes  to  the  Financial  Statements
(expressed  in  U.S.  dollars)



1.   Development Stage Company

     Netco Investments Inc. herein (the "Company") was incorporated in the State of Washington, U.S.A. on March 15, 2000. The Company acquired a license to market and distribute vitamins, minerals, nutritional supplements, and other health and fitness products in Massachusetts, in which the grantor of the license offers these products for sale from various suppliers on their Web Site.

     The Company is in the development stage. In a development stage company, management devotes most of its activities in developing a market for its products. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. There is no guarantee that the Company will be able to raise any equity financing or sell any of its products at a profit. There is substantial doubt regarding the Company's ability to continue as a going concern.

     The Company will offer 4,250,000 shares at $0.01 per share to raise $42,500 pursuant to an SB-2 Registration Statement to be filed with the Securities and Exchange Commission.


2.   Summary of Significant Accounting Policies

     (a)  Year end

          The Company's fiscal year end is December 31.

     (b)  License

          The cost to acquire the License was capitalized. The cost will be amortized on a straight-line basis over twelve months.

          The carrying value of the License is evaluated in each reporting period to determine if there were events or circumstances which would indicate a possible inability to recover the carrying amount. Such evaluation is based on various analyses including assessing the Company's ability to bring the commercial applications to market, related profitability projections and undiscounted cash flows relating to each application which necessarily involves significant management judgment.

     (c)  Cash  and  Cash  Equivalents

          The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

     (d)  Use  of  Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

                                    F-6

             (The  accompanying  notes  are  an  integral
               part  of  the  financial  statements)

3.   License

     The Company's only asset is a license to market vitamins, minerals, nutritional supplements and other health and fitness products through the Grantor's Web Site. The Company desires to market these products to medical practitioners, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers in Massachusetts. The license was acquired on March 15, 2000 for a term of three years. The Company must pay an annual fee of $500 for maintenance of the Grantor's Web Site commencing on the anniversary date. The Grantor of the license retains 50% of the profits.

     The Company issued 3,500,000 shares with a fair market value of $0.01 per share for a total consideration of $35,000. See Note 4.

     The License has been written-off to operations as at September 30, 2000 due to the lack of historical cash flow of Vitaminmineralherb.com. However, it is the Company's intention to determine if it is economically feasible to commercially exploit a business plan.


4.   Related  Party  Transaction

     The License referred to in Note 3 was assigned to the Company by another company controlled by the sole director and President of the Company for consideration of 3,500,000 shares with a fair market value of $35,000. The estimated cost based on comparable transactions, of the license to a company controlled by the President of the Company is $24,750. The estimate is based on an allocation of the cash outlay of $33,000 for common stock of Texmont, Inc., by virtue of which the company controlled by the President of the Company obtained the license as well as continued ownership of Texmont, Inc. The excess of fair market value over predecessor cost, being $10,250, is treated as a dividend which increased the deficit. The Grantor of the License is not related to the Company.

                 PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Netco Investments' Articles of Incorporation provide that it must indemnify its directors and officers to the fullest extent permitted under Washington law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Netco Investments or a fiduciary of an employee benefit plan, or is or was serving at the request of Netco Investments as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     The effect of these provisions is potentially to indemnify Netco Investments' directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Netco Investments. Pursuant to Washington law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     The bylaws of Netco Investments, filed as Exhibit 3.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Netco Investments, absent a finding of negligence or misconduct in office. Netco
Investments' Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Netco Investments has the power to indemnify such person against liability for any of those acts.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The  amounts  set  forth are estimates except for the SEC registration fee:

                                                                 AMOUNT TO
                                                                  BE PAID
                                                                  -------
          SEC registration fee. . . . . . . . . . . . . . . . .  $       12
          Printing and engraving expenses . . . . . . . . . . .          --
          Attorneys' fees and expenses. . . . . . . . . . . . .       8,000
          Accountants' fees and expenses. . . . . . . . . . . .       1,500
          Transfer agent's and registrar's fees and expenses. .         500
          Miscellaneous . . . . . . . . . . . . . . . . . . . .         965
                                                                 ----------
          Total . . . . . . . . . . . . . . . . . . . . . . . .  $   10,977
                                                                 ==========


     The  Registrant  will  bear  all  expenses  shown  above.


                     RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is information regarding the issuance and sales of Netco Investments' securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

     On March 15, 2000, Netco Investments issued 3,500,000 shares of common stock to Michael Jackson in compensation for the license of Vitamineralherb rights. The issuance of the shares was exempt from registration under Rule 506 of Regulation D, and sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to Mr. Jackson's status as the founder and initial management of Netco Investments, and his status as an accredited investor, and the limited number of investors (one).

                                    EXHIBITS

     The  following  exhibits  are filed as part of this Registration Statement:


      EXHIBIT
       NUMBER    DESCRIPTION
       ------    -----------
         3.1    Articles of Incorporation
         3.2    Bylaws
         4.1    Specimen Stock Certificate
         4.2    Stock Subscription Agreement
         5.1    Opinion re: legality
        10.1    License Agreement
        10.2    Assignment of License Agreement
        23.1    Consent of Independent Auditors
        23.2    Consent of Counsel (see Exhibit 5.1)
        27.1    Financial Data Schedule
       _________


                                  UNDERTAKINGS

     The  Registrant  hereby  undertakes  that  it  will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

          (4) Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on October 5, 2000.


                                           Netco  Investments  Inc.


                                           By: /s/ MICHAEL JACKSON
                                               ---------------------------------
                                                    MICHAEL JACKSON
                                                       PRESIDENT

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

    SIGNATURE                           TITLE                            DATE
    ---------                           -----                            ----

/s/ MICHAEL JACKSON
---------------------   President, Secretary, Treasurer, and    October 5, 2000
MICHAEL JACKSON              Director

                                LIST OF EXHIBITS

     The  following  exhibits  are filed as part of this Registration Statement:


      EXHIBIT
       NUMBER    DESCRIPTION
       ------    -----------
         3.1     Articles of Incorporation
         3.2     Bylaws
         4.1     Specimen Stock Certificate
         4.2     Stock Subscription Agreement
         5.1     Opinion re: legality
        10.1     License Agreement
        10.2     Assignment of License Agreement
        23.1     Consent of Independent Auditors
        23.2     Consent of Counsel (see Exhibit 5.1)
        27.1     Financial Data Schedule
        _________